Exhibit 99.1
For Further Information Contact
Lyndsey Burton (404) 888-2348

FOR IMMEDIATE RELEASE
ROLLINS, INC. REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS
Investing in Growth to Capitalize on Healthy Market
ATLANTA, GEORGIA, October 23, 2024: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported unaudited financial results for the third quarter of 2024.
Key Highlights

•Third quarter revenues were $916 million, an increase of 9.0% over the third quarter of 2023 with organic revenues* increasing 7.7%.
•Quarterly operating income was $192 million, an increase of 8.3% over the third quarter of 2023. Quarterly operating margin was 20.9%, a decrease of 20 basis points versus the third quarter of 2023. Adjusted operating income* was $196 million, an increase of 4.5% over the prior year. Adjusted operating income margin* was 21.4%, a decrease of 90 basis points compared to the prior year.
•Adjusted EBITDA* was $219 million, an increase of 5.5% over the prior year. Adjusted EBITDA margin* was 24.0%, a decrease of 80 basis points versus the third quarter of 2023.
•Quarterly net income was $137 million, an increase of 7.1% over the prior year. Adjusted net income* was $140 million, an increase of 3.3% over the prior year.
•Quarterly EPS was $0.28 per diluted share, a 7.7% increase over the prior year EPS of $0.26. Adjusted EPS* was $0.29 per diluted share, an increase of 3.6% over the prior year.
•Operating cash flow was $147 million for the quarter, an increase of 15.4% compared to the prior year. The Company invested $24 million in acquisitions, $8 million in capital expenditures, and paid dividends totaling $73 million.

*Amounts are non-GAAP financial measures. See the schedules below for a discussion of non-GAAP financial metrics including a reconciliation of the most directly comparable GAAP measure.
Management Commentary
"Our team delivered a strong third quarter with organic revenue growth of 7.7 percent, at the high end of the 7 percent to 8 percent range that we have discussed for the year, despite some disruption to operations from Hurricane Helene that occurred during the last week of the quarter," said Jerry Gahlhoff, Jr., President and CEO. "Our thoughts are with all of those that have been impacted by recent hurricanes. Our teams have worked together to support our teammates and communities in the aftermath of these natural disasters, and our efforts will continue in the days, weeks, and months ahead. I would like to thank our team for their ongoing commitment to our customers and to each other,” Mr. Gahlhoff added.

"We continue to invest in our team and other resources aimed at capitalizing on a healthy market environment to drive further growth in our business,” said Kenneth Krause, Executive Vice President and CFO. “The 20 basis points of leverage in our gross margin was offset by growth investments that tempered our overall margin performance in the quarter but will support our long-term objectives. We are on track to deliver healthy margin improvement and double-digit earnings growth for the year,” Mr. Krause concluded.
Board Leadership Transition
Additionally, today the Company announces that effective January 1, 2025, Gary W. Rollins, 80, will transition from Executive Chairman of the Board to Executive Chairman Emeritus in accordance with its long-planned leadership succession goals. Gary will be succeeded by John F. Wilson, the current Vice Chairman, as Executive Chairman of the Board.

“I have had the pleasure of working closely with John since he joined our Company in 1996. I look forward to supporting him as he transitions to this important leadership role, as I will remain an active and engaged member of our exceptional Board of Directors,” said Gary W. Rollins, Executive Chairman of the Board.

“On behalf of the Board of Directors, we congratulate John on his new role and look forward to working with him, Gary, and the entire management team as we guide the business into its next phase of growth,” said Louise S. Sams, the Company’s Lead Independent Director.

Three and Nine Months Ended Financial Highlights

	Three Months Ended September 30,					Nine Months Ended September 30,
			Variance					Variance
(in thousands, except per share data)	2024	2023	$	%		2024	2023	$	%
GAAP Metrics
Revenues	$916,270	$840,427	$75,843	9.0%		$2,556,539	$2,319,192	$237,347	10.2%
Gross profit (1)	$494,378	$451,894	$42,484	9.4%		$1,358,804	$1,219,626	$139,178	11.4%
Gross profit margin (1)	54.0%	53.8%		20	bps	53.2%	52.6%		60	bps
Operating income	$191,796	$177,124	$14,672	8.3%		$506,597	$444,153	$62,444	14.1%
Operating income margin	20.9%	21.1%		(20)	bps	19.8%	19.2%		60	bps
Net income	$136,913	$127,777	$9,136	7.1%		$360,704	$326,154	$34,550	10.6%
EPS	$0.28	$0.26	$0.02	7.7%		$0.74	$0.66	$0.08	12.1%
Operating cash flow	$146,947	$127,355	$19,592	15.4%		$419,495	$375,541	$43,954	11.7%

Non-GAAP Metrics
Adjusted operating income (2)	$196,012	$187,582	$8,430	4.5%		$520,286	$459,872	$60,414	13.1%
Adjusted operating margin (2)	21.4%	22.3%		(90)	bps	20.4%	19.8%		60	bps
Adjusted net income (2)	$139,617	$135,191	$4,426	3.3%		$370,194	$333,217	$36,977	11.1%
Adjusted EPS (2)	$0.29	$0.28	$0.01	3.6%		$0.76	$0.68	$0.08	11.8%
Adjusted EBITDA (2)	$219,460	$208,038	$11,422	5.5%		$590,331	$525,055	$65,276	12.4%
Adjusted EBITDA margin (2)	24.0%	24.8%		(80)	bps	23.1%	22.6%		50	bps
Free cash flow (2)	$139,425	$120,487	$18,938	15.7%		$396,106	$354,262	$41,844	11.8%
(1) Exclusive of depreciation and amortization
(2) Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most directly comparable GAAP measure.
About Rollins, Inc.:
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with more than 20,000 employees from more than 800 locations. Rollins is parent to Orkin, HomeTeam Pest Defense, Clark Pest Control, Northwest Exterminating, McCall Service, Trutech, Critter Control, Western Pest Services, Waltham Services, OPC Pest Services, The Industrial Fumigant Company, PermaTreat, Crane Pest Control, MissQuito, Fox Pest Control, Orkin Canada, Orkin Australia, Safeguard (UK), Aardwolf Pestkare (Singapore), and more. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release as well as other written or oral statements by the Company may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current opinions, expectations, intentions, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Although we believe that these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that do not relate to historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements regarding: expectations with respect to our financial and business performance; demand for our services; expected growth; continuing to invest in our team and other resources aimed at capitalizing on a healthy market environment; and the Board leadership transition.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements including, but not limited to, those set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and may also be described from time to time in our future reports filed with the SEC.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required by law.
Conference Call
Rollins will host a conference call on Thursday, October 24, 2024 at 8:30 a.m. Eastern Time to discuss the third quarter 2024 results. The conference call will also broadcast live over the internet via a link provided on the Rollins, Inc. website at www.rollins.com. Interested parties can also dial into the call at 1-877-869-3839 (domestic) or +1-201-689-8265 (internationally) with conference ID of 13749018. For interested individuals unable to join the call, a replay will be available on the website for 180 days.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$95,282	$103,825
Trade receivables, net	226,452	178,214
Financed receivables, short-term, net	39,289	37,025
Materials and supplies	39,283	33,383
Other current assets	86,196	54,192
Total current assets	486,502	406,639
Equipment and property, net	129,168	126,661
Goodwill	1,135,122	1,070,310
Intangibles, net	540,721	545,734
Operating lease right-of-use assets	391,626	323,390
Financed receivables, long-term, net	87,880	75,909
Other assets	45,179	46,817
Total assets	$2,816,198	$2,595,460
LIABILITIES
Accounts payable	$58,217	$49,200
Accrued insurance – current	50,106	46,807
Accrued compensation and related liabilities	108,227	114,355
Unearned revenues	201,909	172,380
Operating lease liabilities – current	113,727	92,203
Other current liabilities	89,882	101,744
Total current liabilities	622,068	576,689
Accrued insurance, less current portion	57,510	48,060
Operating lease liabilities, less current portion	280,555	233,369
Long-term debt	445,176	490,776
Other long-term accrued liabilities	93,112	90,999
Total liabilities	1,498,421	1,439,893
STOCKHOLDERS’ EQUITY
Common stock	484,306	484,080
Retained earnings and other equity	833,471	671,487
Total stockholders’ equity	1,317,777	1,155,567
Total liabilities and stockholders’ equity	$2,816,198	$2,595,460

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUES
Customer services	$916,270	$840,427	$2,556,539	$2,319,192
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	421,892	388,533	1,197,735	1,099,566
Sales, general and administrative	274,918	244,906	769,522	696,668
Restructuring costs	—	5,196	—	5,196
Depreciation and amortization	27,664	24,668	82,685	73,609
Total operating expenses	724,474	663,303	2,049,942	1,875,039
OPERATING INCOME	191,796	177,124	506,597	444,153
Interest expense, net	7,150	5,547	22,650	10,797
Other income, net	(582)	(493)	(933)	(6,226)
CONSOLIDATED INCOME BEFORE INCOME TAXES	185,228	172,070	484,880	439,582
PROVISION FOR INCOME TAXES	48,315	44,293	124,176	113,428
NET INCOME	$136,913	$127,777	$360,704	$326,154
NET INCOME PER SHARE - BASIC AND DILUTED	$0.28	$0.26	$0.74	$0.66
Weighted average shares outstanding - basic	484,317	490,775	484,231	491,980
Weighted average shares outstanding - diluted	484,359	490,965	484,270	492,158
DIVIDENDS PAID PER SHARE	$0.15	$0.13	$0.45	$0.39

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
OPERATING ACTIVITIES
Net income	$136,913	$127,777	$360,704	$326,154
Depreciation and amortization	27,664	24,668	82,685	73,609
Change in working capital and other operating activities	(17,630)	(25,090)	(23,894)	(24,222)
Net cash provided by operating activities	146,947	127,355	419,495	375,541
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(23,875)	(21,420)	(105,529)	(349,312)
Capital expenditures	(7,522)	(6,868)	(23,389)	(21,279)
Other investing activities, net	1,458	(2,424)	5,358	8,257
Net cash used in investing activities	(29,939)	(30,712)	(123,560)	(362,334)
FINANCING ACTIVITIES
Net (repayments) borrowings	(57,000)	259,000	(46,000)	544,000
Payment of dividends	(72,797)	(63,809)	(217,964)	(191,805)
Other financing activities, net	(1,823)	(301,643)	(41,542)	(318,452)
Net cash (used in) provided by financing activities	(131,620)	(106,452)	(305,506)	33,743
Effect of exchange rate changes on cash and cash equivalents	3,197	(2,691)	1,028	(49)
Net (decrease) increase in cash and cash equivalents	$(11,415)	$(12,500)	$(8,543)	$46,901

APPENDIX
Reconciliation of GAAP and non-GAAP Financial Measures
The Company has used the non-GAAP financial measures of organic revenues, organic revenues by type, adjusted operating income, adjusted operating margin, adjusted net income, adjusted earnings per share (“EPS”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA margin, Adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin, adjusted incremental EBITDA margin, free cash flow, free cash flow conversion, net debt, net leverage ratio, and adjusted sales, general and administrative expenses ("SG&A") in this earnings release. Organic revenue is calculated as revenue less the revenue from acquisitions completed within the prior 12 months and excluding the revenue from divested businesses. Acquisition revenue is based on the trailing 12-month revenue of our acquired entities. Adjusted operating income and adjusted operating income margin are calculated by adding back to the GAAP measures those expenses resulting from the amortization of certain intangible assets, adjustments to the fair value of contingent consideration resulting from the acquisition of Fox, and restructuring costs related to restructuring and workforce reduction plans. Adjusted net income and adjusted EPS are calculated by adding back to the GAAP measure amortization of certain intangible assets, adjustments to the fair value of contingent consideration resulting from the acquisition of Fox, and restructuring costs related to restructuring and workforce reduction plans, and excluding gains and losses on the sale of non-operational assets and by further subtracting the tax impact of those expenses, gains, or losses. Adjusted EBITDA and adjusted EBITDA margin are calculated by adding back to the GAAP measures those expenses resulting from the adjustments to the fair value of contingent consideration resulting from the acquisition of Fox, restructuring costs related to restructuring and workforce reduction plans, and excluding gains and losses on the sale of non-operational assets. Incremental EBITDA margin is calculated as the change in EBITDA divided by the change in revenue. Adjusted incremental EBITDA margin is calculated as the change in adjusted EBITDA divided by the change in revenue. Free cash flow is calculated by subtracting capital expenditures from cash provided by operating activities. Free cash flow conversion is calculated as free cash flow divided by net income. Net debt is calculated as total long-term debt less cash and cash equivalents. Net leverage ratio is calculated by dividing net debt by trailing twelve-month EBITDA. Adjusted SG&A is calculated by removing the adjustments to the fair value of contingent consideration resulting from the acquisition of Fox. These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP.
Management uses adjusted operating income, adjusted operating income margin, adjusted net income, adjusted EPS, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin, adjusted incremental EBITDA margin, and adjusted SG&A as measures of operating performance because these measures allow the Company to compare performance consistently over various periods. Management also uses organic revenues, and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions and divestitures. Management uses free cash flow to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Management uses free cash flow conversion to demonstrate how much net income is converted into cash. Management uses net debt as an assessment of overall liquidity, financial flexibility, and leverage. Net leverage ratio is useful to investors because it is an indicator of our ability to meet our future financial obligations. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.
A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.
Set forth below is a reconciliation of the non-GAAP financial measures used in this earnings release with their most directly comparable GAAP measures.
(unaudited, in thousands, except per share data and margins)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2024	2023	$	%	2024	2023	$	%
Reconciliation of Operating Income to Adjusted Operating Income and Adjusted Operating Income Margin

Operating income	$191,796	$177,124			$506,597	$444,153
Fox acquisition-related expenses (1)	4,216	5,262			13,689	10,523
Restructuring costs (2)	—	5,196			—	5,196
Adjusted operating income	$196,012	$187,582	8,430	4.5	$520,286	$459,872	60,414	13.1
Revenues	$916,270	$840,427			$2,556,539	$2,319,192
Operating income margin	20.9%	21.1%			19.8%	19.2%
Adjusted operating margin	21.4%	22.3%			20.4%	19.8%

Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS (6)

Net income	$136,913	$127,777			$360,704	$326,154
Fox acquisition-related expenses (1)	4,216	5,262			13,689	10,523
Restructuring costs (2)	—	5,196			—	5,196
Gain on sale of assets, net (3)	(582)	(493)			(933)	(6,226)
Tax impact of adjustments (4)	(930)	(2,551)			(3,266)	(2,430)
Adjusted net income	$139,617	$135,191	4,426	3.3	$370,194	$333,217	36,978	11.1
EPS - basic and diluted	$0.28	$0.26			$0.74	$0.66
Fox acquisition-related expenses (1)	0.01	0.01			0.03	0.02
Restructuring costs (2)	—	0.01			—	0.01
Gain on sale of assets, net (3)	—	—			—	(0.01)
Tax impact of adjustments (4)	—	(0.01)			(0.01)	—
Adjusted EPS - basic and diluted (5)	$0.29	$0.28	0.01	3.6	$0.76	$0.68	0.08	11.8
Weighted average shares outstanding – basic	484,317	490,775			484,231	491,980
Weighted average shares outstanding – diluted	484,359	490,965			484,270	492,158

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, EBITDA Margin, Incremental EBITDA Margin, Adjusted EBITDA Margin, and Adjusted Incremental EBITDA Margin (6)

Net income	$136,913	$127,777			$360,704	$326,154
Depreciation and amortization	27,664	24,668			82,685	73,609
Interest expense, net	7,150	5,547			22,650	10,797
Provision for income taxes	48,315	44,293			124,176	113,428
EBITDA	$220,042	$202,285	17,757	8.8	$590,215	$523,988	66,227	12.6
Fox acquisition-related expenses (1)	—	1,050			1,049	2,097
Restructuring costs (2)	—	5,196			—	5,196
Gain on sale of assets, net (3)	(582)	(493)			(933)	(6,226)
Adjusted EBITDA	$219,460	$208,038	11,422	5.5	$590,331	$525,055	65,276	12.4
Revenues	$916,270	$840,427	75,843		$2,556,539	$2,319,192	237,347
EBITDA margin	24.0%	24.1%			23.1%	22.6%
Incremental EBITDA margin			23.4%				27.9%
Adjusted EBITDA margin	24.0%	24.8%			23.1%	22.6%
Adjusted incremental EBITDA margin			15.1%				27.5%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow Conversion

Net cash provided by operating activities	$146,947	$127,355			$419,495	$375,541
Capital expenditures	(7,522)	(6,868)			(23,389)	(21,279)
Free cash flow	$139,425	$120,487	18,938	15.7	$396,106	$354,262	41,844	11.8
Free cash flow conversion	101.8%	94.3%			109.8%	108.6%

(1) Consists of expenses resulting from the amortization of certain intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisition of Fox. While we exclude such expenses in this non-GAAP measure, the revenue from the acquired company is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2) Restructuring costs consist of costs primarily related to severance and benefits paid to employees pursuant to restructuring and workforce reduction plans.
(3) Consists of the gain or loss on the sale of non-operational assets.
(4) The tax effect of the adjustments is calculated using the applicable statutory tax rates for the respective periods.
(5) In some cases, the sum of the individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.
(6) In the first quarter of 2024, we revised the non-GAAP metrics adjusted net income, adjusted EPS, and adjusted EBITDA to exclude gains and losses related to non-operational asset sales. These measures are of operating performance and we believe excluding the gains and losses on non-operational assets allows us to better compare our operating performance consistently over various periods. Refer to our first quarter 2024 press release for fully revised quarterly metrics.

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2024	2023 (7)	$	%	2024	2023 (7)	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$916,270	$840,427	75,843	9.0	$2,556,539	$2,319,192	237,347	10.2
Revenues from acquisitions	(17,339)	—	(17,339)	2.1	(77,479)	—	(77,479)	3.3
Revenues of divestitures	—	(5,823)	5,823	(0.8)	—	(16,500)	16,500	(0.8)
Organic revenues	$898,931	$834,604	64,327	7.7	$2,479,060	$2,302,692	176,368	7.7

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$428,290	$402,559	25,731	6.4	$1,166,042	$1,069,403	96,639	9.0
Residential revenues from acquisitions	(9,571)	—	(9,571)	2.4	(54,257)	—	(54,257)	5.1
Residential revenues of divestitures	—	(3,263)	3,263	(0.9)	—	(9,668)	9,668	(1.0)
Residential organic revenues	$418,719	$399,296	19,423	4.9	$1,111,785	$1,059,735	52,050	4.9

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$299,633	$273,865	25,768	9.4	$845,517	$767,472	78,045	10.2
Commercial revenues from acquisitions	(6,434)	—	(6,434)	2.3	(17,456)	—	(17,456)	2.3
Commercial revenues of divestitures	—	(2,560)	2,560	(1.0)	—	(6,832)	6,832	(1.0)
Commercial organic revenues	$293,199	$271,305	21,894	8.1	$828,061	$760,640	67,421	8.9

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$177,674	$155,135	22,539	14.5	$515,758	$457,664	58,094	12.7
Termite and ancillary revenues from acquisitions	(1,334)	—	(1,334)	0.8	(5,766)	—	(5,766)	1.3
Termite and ancillary organic revenues	$176,340	$155,135	21,205	13.7	$509,992	$457,664	52,328	11.4

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2023 (7)	2022 (7)	$	%	2023 (7)	2022 (7)	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$840,427	$729,704	110,723	15.2	$2,319,192	$2,034,433	284,759	14.0
Revenues from acquisitions	(49,971)	—	(49,971)	6.8	(114,273)	—	(114,273)	5.6
Organic revenues	$790,456	$729,704	60,752	8.4	$2,204,919	$2,034,433	170,486	8.4

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$402,559	$336,626	65,933	19.6	$1,069,403	$917,790	151,613	16.5
Residential revenues from acquisitions	(42,974)	—	(42,974)	12.8	(91,067)	—	(91,067)	9.9
Residential organic revenues	$359,585	$336,626	22,959	6.8	$978,336	$917,790	60,546	6.6

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$273,865	$245,009	28,856	11.8	$767,472	$688,523	78,949	11.5
Commercial revenues from acquisitions	(3,456)	—	(3,456)	1.4	(10,688)	—	(10,688)	1.6
Commercial organic revenues	$270,409	$245,009	25,400	10.4	$756,784	$688,523	68,261	9.9

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$155,135	$139,359	15,776	11.3	$457,664	$405,089	52,575	13.0
Termite and ancillary revenues from acquisitions	(3,541)	—	(3,541)	2.5	(12,518)	—	(12,518)	3.1
Termite and ancillary organic revenues	$151,594	$139,359	12,235	8.8	$445,146	$405,089	40,057	9.9
(7) Revenues classified by significant product and service offerings for the three and nine months ended September 30, 2023 and 2022 were misstated by an immaterial amount and have been restated from the amounts previously reported to correct the classification of such revenues. There was no impact on our condensed consolidated statements of income, financial position, or cash flows.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of SG&A to Adjusted SG&A

SG&A	$274,918	$244,906	$769,522	$696,668
Fox acquisition-related expenses (1)	—	1,050	1,049	2,097
Adjusted SG&A	$274,918	$243,856	$768,473	$694,571

Revenues	$916,270	$840,427	$2,556,539	$2,319,192
Adjusted SG&A as a % of revenues	30.0%	29.0%	30.1%	29.9%

	Period Ended September 30, 2024	Period Ended December 31, 2023
Reconciliation of Long-term Debt to Net Debt and Net Leverage Ratio

Long-term debt (8)	$447,000	$493,000
Less: cash	95,282	103,825
Net debt	$351,718	$389,175
Trailing twelve-month EBITDA	$771,291	$705,064
Net leverage ratio	0.5x	0.6x

(8) As of September 30, 2024, the Company had outstanding borrowings of $447.0 million under the Credit Facility. Borrowings under the Credit Facility are presented under the long-term debt caption of our condensed consolidated balance sheet, net of $1.8 million in unamortized debt issuance costs as of September 30, 2024.